FINANCING AGREEMENT

THIS AGREEMENT dated for reference January 28, 1999, is among Sonora Capital Corp., a British Columbia company of 1000-355 Burrard Street, Vancouver, B.C., V6C 2G8, and fax (604) 737-1157 ("Sonora"); and Peter Hough, Clive Barwin and James Decker, all of 1000 - 355 Burrard Street, Vancouver, B.C., V6C 2G8, and fax (604) 737-1157 and Helpful By Design, Inc., a Canadian company of 388-916 West Broadway, Vancouver, B.C., V5Z 1K7 ("HBD"); and Chris Lewis, of Suite 200, 1636 West 2nd Street, Vancouver, B.C., V6J 1H4, and fax 737-1157 (the "Principal"); and Topclick Corporation, a Delaware corporation of Suite 200, 1636 West 2nd Street, Vancouver, B.C., V6J IH4, and fax (604) 737-1157 ("Topclick").

WHEREAS the Financing Group has agreed to organize a $2-million financing of Topclick through a company trading publicly on the NASD OTC Electronic Bulletin Board and the shareholders of Topclick have agreed to exchange all of their shares in Topclick for shares in the public company, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree that:

                                 INTERPRETATION

1.   The definitions in the recitals are part of this agreement.

2.   In this agreement:

a. "Advance" means an advance of funds by the Financing Group to Topclick of $150,000, bearing interest at the rate of 10 per cent per year, calculated and compounded monthly from the date of advance.

b. "Business Plan" means the business plan of Topclick delivered to the Financing Group in January, 1999.

c.   "Closing" means a date no later than 14 days from the Date of Discovery.

d.   "Company" means the Parent and Topclick jointly.

e. "Date of Discovery" means the date on which Topclick's legal representative receives the corporate records of the Parent in order to conduct Due Diligence.

f.   "Due Diligence" means Topclick's review of the Parent

g.   "Effective Date" means the day on which Topclick signs this agreement.

h. "Escrow Agent" means Jeffs & Company Law Corporation, 1090 West Pender Street, Suite 420, Vancouver, BC.

j. "Financial Statements" means Topclick's financial statements made up to the most recent month end in accordance with accounting principles generally accepted in the United States.

k. "Financing means $2 million for the development of Topclick as described in the Business Plan.

l.   "Financing Group" means a group of investors represented by Sonora.

m. "Financing Period" means the period of time between the date of this agreement and the day on which the Financing is completed.

n.   "Founders" means HBD and the Principal.

o. "Founders' Shares" means all of the shares of Topclick that are owned by the Founders.

p. "NASD OTC BB" means the over-the-counter electronic bulletin board of NASD Regulations, Inc.

q.   "Parent" means a company whose shares are quoted on the NASD OTC BB.

r. "Reg. S Offering" means a share offering of 400,000 shares of the Parent at $2.50 per share under the Regulation S prospectus exemption of the United States Securities Act of 1933.

s.   "Reg. S Shares" means the shares issued under the Reg. S Offering.

t. "Rule 504 Offering" means a share offering of 3,857,500 shares of the Parent at $0.25469 per share under Rule 504 of the United States Securities Act of 1933.

u. "Stock Exchange Agreement" means the stock exchange agreement attached as exhibit B.

v.   "S" means United States dollars.


                     TERMS AND CONDITIONS OF THE FINANCING

The Parent

3. The Financing Group will identify and organize the Parent for the purpose of this agreement and will ensure that the Parent is in good standing in, and complies with the laws of, its incorporating jurisdiction.

Advancing the Financing

4. The Financing Group will provide the Financing according to the schedule set out in Table 1. If the Parent fails the due diligence test and an alternative parent is accepted, then each date of advance is extended by thirty days.

Table 1
Financing schedule
------------------------------------------------------------------------------------------------------------------------------------
Date (approx)                         Amount            Notes
------------------------------------------------------------------------------------------------------------------------------------
a.  Effective Date                 $   150,000          The Advance
------------------------------------------------------------------------------------------------------------------------------------
b.  February 17, 1999                1,000,000          Proceeds of the Rule 504 Offering to the Parent
                                                        Escrow Shares placed in escrow
------------------------------------------------------------------------------------------------------------------------------------
c.  February 28, 1999                                   Exchange of shares of Topclick for shares of the Parent
------------------------------------------------------------------------------------------------------------------------------------
d.  February 28, 1999                1,000,000          Proceeds of the Reg. S Offering to the Parent and Escrow Shares released
------------------------------------------------------------------------------------------------------------------------------------
e.  February 28, 1999                 (150,000)         Repayment of Advanced
------------------------------------------------------------------------------------------------------------------------------------
    Total Financing                $ 2,000,000
------------------------------------------------------------------------------------------------------------------------------------

5.   The Financing Group may accelerate the Financing  schedule set out in Table
     1.

The Advance

6. If Topclick discovers a material deficiency with their Due Diligence, they must:

     a.   provide written notice to the Financing Group on Closing; and

     b. allow Financing Group fourteen days to find an alternative parent, which will be subject to Due Diligence that must be completed within ten days and, if a material deficience is discovered, Topclick can decide not to proceed with the Financing and convert the Advance and any accrued interest into shares of common stock at a price of $1.00 per share.

     and this agreement terminates.

7. If Topclick decides to proceed with the Financing, the Parent will repay the Advance and any accrued interest on February 28, 1999 from the proceeds of the Reg. S. Offering.

8. If Topclick decides not to proceed with the Financing after having accepted the Parent, then Topclick must repay the Advance and accrued interest within fourteen days of Topclick's notifying the Financing Group that it does not intend to complete the Financing.

9. The Advance must be secured by a promissory note in the form attached as exhibit A.

10. The shareholders of Topclick are not personally liable for repaying the Advance.

Right of first refusal on additional financing

11. The Company will give the Financing Group the right of first refusal for the twelve months following Closing to provide additional financing by giving the Financing Group a written notice of the terms and conditions of its requirements and its proposed use of proceeds at least one month before it requires the financing. The Financing Group must notify the Company in writing within ten days of its receiving the Company's notice whether it intends to exercise its right to provide the additional financing. If the Financing Group refuses to provide the additional financing, the Company may complete the additional financing with another party. This right of first refusal ends if the Financing Group refuses to provide the additional financing.

Investor Relations

12. The Financing Group at its own cost will conduct all of the Parent's investor relations during the Financing Period or for six months, whichever ends later, and at the end of every month will deliver to the Parent a report of the previous month's investor relations activities and its proposal for the next month's activities so that the Parent and the Principal can be prepared to participate in or respond to inquiries arising from the investor relations activities. The Financing Group may retain the services of a firm of its choosing and approved by the Parent to provide the investor relation services. All investor relations services will comply with all applicable laws and regulations. All public and investor relations releases will be submitted to the Parent for approval before they are distributed.

13. The Principal will make himself available to appear on reasonable notice before investment groups in North America and Europe and will provide the information and material that the Financing Group requests during the Financing Period. The Parent will pay the reasonable travel and accommodation costs for both the Principal and the Financing Group for their appearances at investor relations events, provided those costs have been approved by the Parent.

Directors and Officers of the Parent

14. The Principal, if he is not already, will become a director of the Parent on Closing.

15. The Financing Group may nominate a person to attend all meetings of the Parent's board of directors for the period of one year from Closing. The Parent may, however, exclude the nominees from any confidential or privileged portions of each meeting.

Escrow Shares

Reg. S Offering

18. The Reg. S Shares will be subject to the provisions of Rule 144 of the Securities Act of 1933, and will be subject to a 12 month hold period from the date of Closing.

19. The Financing Group will ensure that the subscribers to the Reg. S Offering agree to the following provisions:

     a. The Parent will have the option to buy the Reg S. Shares at any time during the twenty-four months following the Closing at a price per share that is equal to the average closing price of the Parent's shares for the ten trading days preceding the day on which the option is exercised. To exercise this option, the Parent must deliver a written notice to the shareholders setting out the place and time for the Reg S. Shares to be exchanged for payment. This option may be exercised in whole or in part and from time to time.

     b.   From the expiry of the hold period to the end of the  option,  the Reg
          S. shareholders may sell their shares but must give the Parent thirty days' written notice of their intention. The Parent may buy the offered shares at the exercise price in the foregoing paragraph within thirty days of the date of the shareholder's written notice. If the Parent does not exercise this option, the shareholder may sell the shares elsewhere.

                              CONDITIONS PRECEDENT

20. As conditions precedent to the advancing of the Financing other than the Advance, as set out in table 1:

     a. Topclick will deliver to the Financing Group the Financial Statements and true copies of any of its material contracts and its charter documents.

     b. The Founders and Topclick will sign the Stock Exchange Agreement and the Founders will deliver their Founders shares to the Escrow Agent duly endorsed for transfer to the Parent in accordance with the terms of the Stock Exchange Agreement.

     c. The shareholders of Topclick will sign the Stock Exchange Agreement and tender their shares on Closing.

     d. The representations and warranties of the Principal and Topclick must be true and correct in all material respects.

21. Any or all of these conditions precedent may be waived by the Financing Group in its sole discretion.

                               POSITIVE COVENANTS

The Company

22.  During the Term, the Parent and Topclick will:

     a.   maintain their corporate existence;

     b. assume and take an assignment of any outstanding options to purchase their shares by February 15, 1999.

     c. carry on their business in a proper and businesslike manner in accordance with good business practices, prudently manage their cash resources, and keep proper books of account in accordance with generally accepted accounting principles; and

     d.   deliver  to the  Financing  Group  any  other  information,  excluding
          confidential  and  insider  information,   that  the  Financing  Group
          reasonably requests.

The Principal

23.  The Principal will, at all times during the currency of this agreement:

     a.   devote his best effort to the business of Topclick and the Parent;

     b. ensure that all of Topclick's assets and liabilities are limited to Topclick and that the Parent has no liabilities or potential liabilities except those that relate to the Parent's own administration and the liabilities that the Parent must assume under this agreement;

     c. as directors of the Parent, ensure that the Parent does everything that it must do under this agreement; and

     d. ensure that the remaining shareholders of Topclick tender their shares by Closing in response to an offer to purchase to be submitted by the Parent.

                               NEGATIVE COVENANTS

24. Neither Topclick nor the Parent during the Financing period, without the written consent of the Financing Group, will:

     a. authorize the issuance of or issue any of its shares or other securities except those authorized by this agreement;

     b.   authorize any changes to their respective charter documents;

     c.   cause any of its assets to be encumbered; or

     d. grant any options to directors, officers and employees that may be exercised during the 12 months from February 12, 1999.

                         REPRESENTATIONS AND WARRANTIES

The Financing Group

25. The Financing Group represents and warrants that each of them has the experience and expertise required to negotiate and finalize the Financing and to conduct an investor relations program.

The Principal

26.  The Principal represents and warrants that:

     a. Nothing in the Business Plan is proprietary to his employers or former employers, and his providing his expertise and services to Topclick is not an infringement of intellectual property rights owned by any person or company.

     b. The Business Plan truly and accurately reflects the business of Topclick and the intentions of the Principal.

The Founders

27.  The Founders represent and warrant that:

     a. They own the Founders's Shares free of any claim or potential claim by any person and have the right to transfer them as described in this agreement.

     b.   They have no rights to acquire additional shares of Topclick.

Topclick

28.  Topclick represents and warrants that:

     a. It is a corporation incorporated and in good standing under the laws of Delaware.

     b. Its authorized capital is 50 million common shares with par value of $0.001, and 5 million preferred shares with par value $0.001.

     c. It will have 7,700,000 fully paid and non-assessable shares in its capital stock issued and outstanding by February 14, 1999, and any shares issued between January 28, 1999 and February 14, 1999 were issued at a price of not less than $1.00 per share.

     d. No person will have an outstanding right to acquire any shares of Topclick after February 15, 1999.

     e. It has the legal capacity and its directors' authority to make and perform this agreement.

     f. The Financial Statements fairly and correctly disclose in all material respects the financial position of Topclick at the end of the period to which they are made up.

     g. It has incurred no liabilities and entered into no contracts since the date of the Financial Statements that are not disclosed in writing to the Financing Group.

     h. It has conducted no business except the business that is described in the Business Plan.

     i. No claims against it or any of its current or former directors or officers are before any court or regulatory authority or are pending or threatened, and it is not aware of any ground for any claim that might succeed.

                                OTHER PROVISIONS

29. The Founders and Topclick acknowledge that this agreement was prepared for the Financing Group by Jeffs & Company Law Corporation and that it may contain terms and conditions onerous to them. They expressly acknowledge that the Financing Group has given them adequate time to review this agreement and to seek and obtain independent legal advice, and they represent to the Financing Group that they have in fact sought and obtained independent legal advice and are satisfied with all the terms and conditions of this agreement.

30. This is the entire agreement among the parties and replaces any earlier understandings and agreements, whether written or oral.

31.  Time is of the essence of this agreement.

32. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia. The relationships and transactions contemplated by this agreement must comply with the laws and regulations applicable to the relationships and transactions.

33. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand or transmitted by fax to the address or fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m., or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery of a thing other than a written notice or money must be delivered by hand to the receiving party's address.

34. None of the parties may assign this agreement or any part of it to another party.

35. Any amendment of this agreement must be in writing and signed by the parties.

36. This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

37. No failure or delay of the Financing Group in exercising any right under this agreement operates as a waiver of the right. The Financing Group's rights under this agreement are cumulative and do not preclude the Financing Group from relying on or enforcing any legal or equitable right or remedy.

38. If any provision of this agreement is, illegal or unenforceable under any law, the remaining provisions remain legal and enforceable.

39. This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' SIGNATURES below are evidence of their agreement.

Sonora Capital Corp. by its authorized signatory:


/s/ [ILLEGIBLE]                               /s/ Chris Lewis
---------------------------------             ---------------------------------
Authorized signatory                          Chris Lewis


Helpful By Design, Inc. by its authorized signatory:


/s/ [ILLEGIBLE]                               /s/ Peter Hough
---------------------------------             ---------------------------------
                                              Peter Hough
Authorized signatory


Topclick Corporation by its authorized        /s/ Clive Barwin
signatory:                                    ---------------------------------
                                              Clive Barwin


/s/ [ILLEGIBLE]
---------------------------------             /s/ James Decker
                                              ---------------------------------
                                              James Decker

                                   Exhibit A
        To the Financing Agreement dated for reference January 28, 1999
                          Between Topclick and Sonora
                          (the "Financing Agreement")

                                PROMISSORY NOTE

Principal amount: $150,000

FOR VALUED RECEIVED from Aero Atlantic Ltd., Topclick Corporation, a Delaware corporation with a business address at Suite 200, 1636 West 2nd Street, Vancouver, B.C. V6J 1H4, and fax (604) 737-1157 ("Borrower"), promises to pay to Jeffs & Company Law Corporation in trust at Suite 420, 1090 West Pender Street, Vancouver, B.C., V6E 2N7, from the proceeds of the Reg. S Offering ("Maturity") the sum of $150,000 of lawful money of the United States (the "Principal Sum") together with interest calculated on the Principal Sum at the rate of 10 per cent per year from February 5, 1999, before and after Maturity, default and judgment.

Interest must be calculated and is payable at the Maturity.

The Principal Sum outstanding together with all accrued and unpaid interest is due and payable immediately according to paragraph 8 of the Financing Agreement.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

THIS REPLACES THE PROMISSORY NOTE PURSUANT TO CANCELLED AGREEMENT DATED FEBRUARY 4, 1997 AND THE TIME 16:40:27.


Topclick Corporation



 /s/ [ILLEGIBLE]
--------------------------------
Authorized signatory

                      ADDENDUM TO THE FINANCING AGREEMENT

THIS AGREEMENT dated for reference February 17, 1999, is among Sonora Capital Corp., a British Columbia company of 1000-355 Burrard Street, Vancouver, B.C., V6C 2G8, and fax (604) 737-1157 ("Sonora"); and Peter Hough, Clive Barwin and James Decker, all of 1000-355 Burrard Street, Vancouver, B.C., V6C 2G8, and fax
(604) 737-1157; and Helpful By Design, Inc., a Canadian company of 388-916 West Broadway, Vancouver, B.C. V5Z 1K7 ("HBD"); and Chris Lewis, of Suite 200, 1636 West 2nd Street, Vancouver, B.C., V61 1H4, and fax (604) 737-1157 (the "Principal"); and Topclick Corporation, a Delaware corporation of Suite 200, 1636 West 2nd Street, Vancouver, B.C., V6J 1H4, and fax (604) 737-1157 ("Topclick").

WHEREAS the parties executed a financing agreement dated for reference January 28, 1999 (the "Financing Agreement") and have agreed to modify certain terms, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree that:

1. The definition in the recitals and in the Financing Agreement and are part of this agreement.

2. Where any provisions of this addendum conflict with the provisions of the Financing Agreement, the provisions of this addendum prevail.

3. The parties will use their best efforts in good faith to implement the terms of the Financing Agreement and this addendum.

Escrow Shares

4. The Financing Group will deliver share certificates for 742,000 shares from the Rule 504 Offering (the "504 Escrow Shares") to the Escrow Agent to be held in escrow.

5. The Parent will comply with the new listing requirements of the OTC Bulletin Board issued on or about January 6, 1999, by the NASD, by filing the appropriate document and must notify the Escrow Agent in writing of the filing, both within 60 days of the Closing. If the Parent does not deliver the written notice within the time specified, then the Escrow Agent will release the 504 Escrow Shares to the Financing Group. If the Parent provides the written notice within the time specified, the Escrow Agent will release the 504 Escrow Shares to the Financing Group on the earlier of

     a.   the date on which the SEC approves the Documents, and

     b.   120 days from Closing.

The Financing

6.   The Financing must be completed according to the terms of this addendum.

7. The Rule 504 Offering is reduced to $982,500. The Parent has completed the 504 Offering and deposited the proceeds in trust with the Escrow Agent who will pay them to the order of the Parent when Chris Lewis becomes the director of the Parent.

8. The Reg. S Offering is increased to an offering of 400,000 common shares of the Parent for $1,017,500 and must be completed on or by the Closing.

9. Topclick must repay the Advance on Closing from the proceeds of the Reg S Offering.

THE PARTIES' SIGNATURE on page 2 are evidence of their agreement.

ADDENDUM TO THE FINANCING AGREEMENT


Sonora Capital Corp. by its authorized signatory:


/s/ [ILLEGIBLE]                               /s/ Chris Lewis
---------------------------------             ---------------------------------
Authorized signatory                          Chris Lewis


Topclick Corporation by its authorized
signatory:                                    /s/ Peter Hough
                                              ---------------------------------
                                              Peter Hough
/s/ [ILLEGIBLE]
---------------------------------             /s/ Clive Barwin
Authorized signatory                           ---------------------------------
                                              Clive Barwin


Helpful By Design, Inc. its authorized signatory:


                                              /s/ James Decker
/s/ [ILLEGIBLE]                               ---------------------------------
---------------------------------             James Decker
Authorized signatory

                                  EXHIBIT "B"

                            STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT ("Agreement") is made and entered into in counterparts effective the 10th day of February, 1999, by and between TopClick Corporation, a Delaware corporation ("TopClick"); Sonora Capital Corp., a British Columbia corporation ("Sonora"); TopClick International, Inc., a Delaware corporation ("Parent Corporation"); and the shareholders of the issued and outstanding shares of the $.001 par value common stock of TopClick (collectively, the "TopClick Shareholders").

                                    RECITALS

     A. TopClick is a corporation recently formed, duly organized, validly existing, and in good standing pursuant to the laws of the State of Delaware. TopClick owns and operates the TopClick website, a unique information retrieval guide for Internet users. The TopClick website contains the first comprehensive Internet "superguide" to the major Internet guides, designed to help Internet users find the answers to their searches more quickly and effectively than they can through conventional single guides or search engines.

     B. The Parent Corporation is a corporation duly organized, validly existing, and in good standing pursuant to the laws of the State of Delaware. The Parent Corporation participates in the Over-The-Counter Bulletin Board electronic quotation service ("OTC Bulletin Board"), which is an electronic quotation medium for securities traded outside of the Nasdaq Stock Market.

     C. TopClick Shareholders own of record and beneficially all of the shares of the issued and outstanding capital stock of TopClick as specified on Exhibit "A" attached hereto and incorporated herein by this reference as though specified completely at length herein.

     D. Sonora Capital Corp., a British Columbia corporation; Peter Hough; Clive Barwin; James Decker; Helpful by Design, Inc., a Canadian corporation; and TopClick have entered into a Financing Agreement dated, for reference, January 28, 1999 ("Financing Agreement"). This Agreement contemplates the exchange of consideration by and between the parties to the Financing Agreement.

     E. The TopClick Shareholders, and each of them, desire to assign, transfer, convey, deliver and set over to the Parent Corporation all of the right, title and interest of the TopClick Shareholders in and to their shares of TopClick's $.001 par value common stock (the "TopClick Shares") in exchange for certain shares of the Parent Corporations's $.001 par value common stock ("the Parent Corporation Shares"), as specified on Exhibit "B" attached hereto and incorporated herein by this reference as though specified completely at length herein.

     F. The Parent Corporation desires to acquire from the TopClick Shareholders all of their right, title and interest in and to the TopClick Shares in exchange for the issuance by the Parent Corporation to the TopClick Shareholders of the Parent Corporation Shares, as specified herein.

     G. The parties believe that the transaction contemplated by the provisions of this Agreement will enhance and improve their respective business objectives and opportunities.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY.

THE  PARTIES  DO HEREBY  COVENANT,  PROMISE,  AGREE,  REPRESENT  AND  WARRANT AS
FOLLOWS:

1. Exchange Transaction.

     1.1 Exchange of TopClick Shares. Upon the terms and subject to all of the conditions specified by the provisions of this Agreement and upon the performance by the parties of their obligations specified by the provisions of this Agreements and the Financing Agreement, the TopClick Shareholders, and each of them, shall assign, transfer, convey, exchange, set over, and deliver to the Parent Corporation on and as of the Closing Date of this Agreement, all of the TopClick Shares, by delivering and surrendering to the Parent Corporation at the Closing the certificates evidencing and representing ownership of the TopClick Shares, duly endorsed for transfer or accompanied by stock powers duly executed by the TopClick Shareholders, and each of them.

     1.2 Issuance of Parent Corporation Shares for TopClick Shares. As consideration for the exchange, assignment, transfer, conveyance, setting over, and delivery by the TopClick Shareholders of the TopClick Shares, the Parent Corporation shall issue and deliver to each TopClick Shareholder, on and as of the Closing Date, that number of Parent Corporation Shares which is appropriate for such TopClick Shareholder, which number shall be determined as follows:

               1.2.1 For every seven (7) shares of his or her TopClick $.001 par value common stock, each TopClick Shareholder shall receive eight shares of Parent Corporation $.001 par value common stock issued pursuant to an exemption from registration provided for in Section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder (the "Rule 504 Shares"); and

     No fractional shares shall be issued as a result of this Agreement; Shares to be issued pursuant to the 7:1 ratio provided herein shall be rounded to the nearest whole share.

     The Parent Corporation contemplates the preparation and filing of a Registration Statement with the Securities and Exchange Commission and other appropriate regulators and associations, and further contemplates that the Parent Corporation's $.001 par value common stock shall become "unrestricted" for trading purposes.

     Accordingly, the TopClick Shareholders, who will, pursuant to this Agreement, become the shareholders of the Parent Corporation, agree that the Rule 144 Shares shall be subject to the following restriction: 5% of the shares will become tradeable every month for 20 months on the later of (1) the date that such shares have become "unrestricted" for trading purposes, or (2) the 121st day following the Closing Date of this Agreement.

     1.3 The Closing. The closing of the transaction contemplated by the provisions of this Agreement ("Closing") shall occur and take at the offices of TopClick commencing at 10:00 A.M. local time on February 10, 1999 ("Closing Date").

     1.4  Delivery  of  Certificates  to  TopClick   Shareholders.   The  Parent
     Corporation shall deliver to the TopClick Shareholders the certificates evidencing the Rule 144 Shares as soon as practicable after the Closing.

     2. Restrictive Legend. Each certificate evidencing or representing the Parent Corporation Shares issued to the TopClick Shareholders shall have displayed prominently on the face thereof the appropriate restrictive legend.

     3. Publicity. All notices, releases, and other forms of publicity or disclosure regarding the transaction contemplated by the provisions of this Agreement shall be planned, coordinated, drafted, and prepared by and between TopClick and the Parent Corporation jointly. No party shall act unilaterally in the preparation or dissemination of any notices, releases, or other forms of publicity or disclosure without the prior written approval of the other parties.

     4. Further Assurances. Each party shall take any and all action necessary, appropriate, or advisable to (i) execute and discharge such party's responsibilities and obligations created by the provisions of this Agreement or
(ii) further effectuate, perform, and carry out the intents and purposes of this Agreement and the transaction contemplated by the provisions of this Agreement and the Financing Agreement.

     5. Expenses. Each party shall pay any and all costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and carrying out the intents and purposes of and consummating and closing the transaction contemplated by the provisions of this Agreement.

     6. Assignment. No party shall have the right, without the consent of all the other parties, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's right or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

     7. Successors in Interest. This Agreement shall obligate and inure to the benefit of each party, its representatives, successors, assigns, partners, agents, employees, directors, officers, shareholders, attorneys, subsidiaries, affiliates, and all persons acting by, through, under, or in concert with any of them, and each of them. Whenever, in this Agreement, a reference to any party is made, such reference shall be deemed to include the representatives, successors, assigns, partners, agents, employees, directors, officers, shareholders, attorneys, subsidiaries, affiliates, and all persons acting by, through, under or in concert with such party.

     8. Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

     9. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution, and, for purposes of executing this Agreement, facsimile signature are as valid as original signatures.

     10. Captions and Interpretations. Captions of the articles, sections, and paragraphs of this Agreement are for convenience and reference only, and the words specified in those captions shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with fair meaning of that language, as if that language was prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

     11. Entire Agreement. This Agreement and the exhibits to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions promises, representations, warranties, and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings, and discussions by, between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties. Each of the parties represents, warrants, and covenants that, in executing this Agreement, such party has relied solely on the terms, conditions, and provisions specified in this Agreement. Each of the parties additionally represents, warrants, and covenants that in executing and delivering this Agreement, such party has placed no reliance whatsoever on any statement, representation, warranty, covenant, or promise of any other party, or any other person, not specified expressly in this Agreement, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant, or disclosure of any nature whatsoever. The parties have included this section to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute, and deliver this Agreement, and (ii) the introduction of parol evidence to vary, interpret, supersede, modify, amend, annul, supplement, or contradict the terms, conditions, and provisions of this Agreement. The provisions of each of the schedules to this Agreement, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Agreement. No provision of any schedule to this Agreement shall supersede or annul the terms, conditions, and provisions of this Agreement, unless the matter specified in any such schedule shall explicitly so provide to the contrary. In the event of any ambiguity or uncertainty in meaning or understanding between the provisions of this Agreement proper and any schedule to this Agreement, the terms, conditions, and provisions of this Agreement shall prevail and control in all respects.

     12. Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

     13. Waiver. No waiver of any covenant, condition, or limitation specified in this Agreement shall be valid unless such waiver is made in writing and duly executed by the party making such waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver.

     14. Governmental Rules and Regulations. The transaction and relationship contemplated by the provisions of this Agreement are, and shall remain, subject to any and all present and future orders, rules, and regulations of each duly constituted authority and agency which has or acquires jurisdiction of that transaction and relationship.

     15. Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa. As used in this Agreement, the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity. As used in this Agreement, the word "affiliate," as it relates to a person, shall be defined as and mean a parent, spouse, brother or sister, or natural or adopted lineal descendent or spouse of such descendent of such person, and any proprietorship, corporation, partnership, congregation, organization, firm, estate, association, league, club, society, joint venture, trust or other form of entity in which such person or parent, spouse, brother or sister, or natural or adopted lineal descendent or spouse of such descendent or such person may have an equity or beneficial interest or in which such person or parent, spouse, brother or sister, or natural or adopted lineal descendent or spouse of such descendent of such person is a proprietor, partner, officer, director, shareholder, employee, consultant, independent contractor, owner, co-venturer, employer, agent, representative, settlor, or beneficiary.

     15. Reservation of Rights. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions, and provisions specified in this Agreement shall not waive, affect of diminish any rights of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, representations, covenants, terms, and conditions specified in this Agreement.

     16. Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other parties to enter into, execute, and deliver this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by any party whether before or after the execution of this Agreement.

     17. Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and each such right and remedy may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity or pursuant to the provisions of this Agreement.

     18. Force Majeure. If any party to this Agreement is rendered unable, completely or partially, by the occurrence of an event of "force majeure"
(hereafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other parties to this Agreement prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The term "force majeure," as contemplated by the provisions of this Section 31, is defined as and means any act of nature, strike, lockout or other industrial disturbance, act of the public enemy, war, blockage, public, riot, civil disturbance, lightening, fire, storm, flood, explosion, governmental action, earthquake, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the nature enumerated specifically in this Section 31, or otherwise, which is not within the control of the party claiming such suspension. The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate, and terminate the event of "force majeure" as quickly as practicable.

     19. Consent to Agreement. By executing this Agreement, each party, for himself, represents that such party has read or caused to be read this Agreement in all particulars and consents to the rights, conditions, duties, and responsibilities imposed upon such party pursuant to the provisions of this Agreement. Each party represents, warrants, and covenants that such party enters into, executes, and delivers this Agreement of his free will and with no threat, undue influence, menace, coercion, or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

     20. Conditions Precedent. This Agreement contemplates the effectuation of all the terms and conditions of the Financing Agreement by all the parties thereto. The parties hereto acknowledge that TopClick is currently performing due diligence relating to the Parent Corporation. The representations and warranties of all parties to the Financing Agreement must be true and correct in all material respects as conditions precedent to this Agreement. The positive and negative covenants of all parties to the Financing Agreement must be true and correct in all material respects as conditions precedent to this Agreement.

     IN WITNESS WHEREOF the parties have executed this Stock Exchange Agreement effective the date specified in the preamble of this Agreement.

TopClick Corporation,                         Shareholder:
a Delaware Corporation


By:
     -------------------------                ------------------------------

Its:
     -------------------------                ------------------------------

Sonora Capital Corp.,                         TopClick International, Inc.,
a British Columbia corporation                a Delaware corporation

By:                                           By:
     -------------------------                     -------------------------

Its:                                          Its:
     -------------------------                     -------------------------

                           CANCELLATION OF AGREEMENT

The undersigned, being the parties to a financing agreement dated for reference January 28, 1999 and footnoted with the date of February 4, 1999 and the time 16:40:27, agree to cancel that agreement effective immediately.

Dated February 17, 1999.

Sonora Capital Corp. by its authorized
signatory:
                                              /s/ Chris Lewis
/s/ [ILLEGIBLE]                               ------------------------------
------------------------------                Chris Lewis


Helpful By Design, Inc. by its authorized signatory:

                                              /s/ Peter Hough
/s/ [ILLEGIBLE]                               ------------------------------
------------------------------                Peter Hough
Authorized signatory

                                              /s/ Clive Barwin
TopClick Corporation by its authorized        ------------------------------
signatory:                                    Clive Barwin


------------------------------                /s/ James Decker
Authorized signatory                          ------------------------------
                                              James Decker